Exhibit 99.1

NATIONAL HOLDINGS CORPORATION POSTS RECORD REVENUE GROWTH AND POSITIVE ADJUSTED EBITDA FOR NINE MONTHS ENDED JUNE 30, 2011

Favorable market conditions in retail brokerage and investment banking coupled with continued cost management propel National Holdings Corporation to third quarter positive Adjusted EBITDA and nine month record revenue growth and positive Adjusted EBITDA

New York, New York, August 15, 2011 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its third fiscal quarter ended June 30, 2011. The Company will hold a conference call to discuss its third quarter results on Thursday, August 18, 2011 at 9:00am ET.  The conference call can be accessed live over the phone by dialing (866) 613 – 9208, or for international callers, (973) 935 – 2043; the conference ID is 91752378.  A replay of the call will be available through September 2, 2011 by dialing (855) 859-2056 or (404) 537-3406 the conference ID is 91752378.  The broadcast will be available through the “Parent Company/SEC Filings” link at www.nationalsecurities.com and will be archived online after the conference call until September 30, 2011.

Total revenues increased by $3,560,000, or 13%, for the third quarter ended June 30, 2011 to $32,040,000, from $28,480,000 for the same period in 2010.  In the first nine months of fiscal year 2011, total revenues increased $14,965,000, or 17%, to $100,667,000 from $85,702,000 in the first nine months of fiscal year 2010.  The increase in revenues is primarily due to more favorable market conditions in all aspects of the Company’s brokerage, investment banking, market making and trading divisions.

“We are very pleased that we generated a positive adjusted EBITDA (please refer to the reconciliation of net income to EBITDA, as adjusted, attached to this press release) of $451,000 for the third fiscal quarter ended June 30, 2011, which is $1,381,000 more than the adjusted  EBITDA of approximately ($930,000) for the third quarter ended June 30, 2010, we remain encouraged that our diligence seems to be paying off,” stated Mark Goldwasser, Chief Executive Officer.  “We remain committed to managing our overhead and reducing inefficiencies with a view towards expanding through acquisitions and organic growth as well as through the recruitment of strategic producers.”

“As we navigate through the still challenging financial marketplace, we are delighted to report adjusted EBITDA of $1,737,000 for the nine months ended June 30, 2011 representing an improvement of $1,743,000 over the same period last year,” stated Leonard J. Sokolow, President.  “As we reflect on our record revenues and positive adjusted EBITDA for the nine months ended June 30, 2011, we continue to focus on growing our business units and leveraging our retail distribution channel, investment banking, market making and trading.

The Company reported a net loss of $327,000 in the third quarter of fiscal year 2011 compared to a net loss of $2,031,000 in the third quarter of fiscal year 2010.  The net loss attributable to common stockholders in the third quarter of fiscal year 2011 was $430,000, or $.02 per common share, as compared to a net loss attributable to common stockholders in the second quarter of fiscal year 2010 of $2,134,000, or $.12 per common share.  The net loss attributable to common stockholders for the third quarter of both fiscal year 2011 and 2010 each reflects $103,000  of cumulative preferred stock dividends on the Company’s Series A preferred stock respectively.

The Company reported a net loss of $2,381,000 for the nine month ended June 30, 2011 compared to a net loss of $3,736,000 for the nine months ended June 30, 2010.  The net loss attributable to common stockholders for the nine months was $2,691,000, or $.06 per common share, as compared to a net loss attributable to common stockholders for the same nine months of fiscal year 2010 of $4,127,000, or $.24 per common share.  This loss consisted of a Net Loss from Operations for the nine months ended June 30, 2011 of $802,000 as compared to $3,736,000 for the same period in 2010. The Company took a non-cash charge of $1,603,000 due to an increase in the fair value of a derivative liability for the nine months ended June 30, 2011 for which there was no comparable charge for the nine months ending June 30, 2010. The net loss attributable to common stockholders for the nine months ended June 30, 2011 and 2010 reflects $310,000 and $391,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock, respectively.

About National Holdings Corporation
With anticipated annual revenues of approximately $130,000,000 for the fiscal year 2011 and over 800 Independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. As the migration of financial advisors from wire houses, such as Merrill Lynch (NYSE: ML) and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, like the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:	Leonard J. Sokolow
Mark Goldwasser	Vice Chairman and President
Chief Executive Officer	Tel: 561-981-1005
Tel: 212-417-8210

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010

Revenues	$32,040,000	$28,480,000	$100,667,000	$85,702,000

Net loss	(327,000)	(2,031,000)	(2,381,000)	(3,736,000)

Preferred stock dividends	(103,000)	(103,000)	(310,000)	(391,000)

Net loss attributable to common stockholders	(430,000)	(2,134,000)	(2,691,000)	(4,127,000)

Loss per share attributable to common stockholders - Basic *	$(0.02)	$(0.12)	$(0.06)	$(0.24)

Loss per share attributable to common stockholders - Diluted *	$(0.02)	$(0.12)	$(0.06)	$(0.24)

Weighted average number of shares outstanding - Basic	20,446,704	17,276,704	19,444,396	17,209,396

Weighted average number of shares outstanding - Diluted	20,446,704	17,276,704	19,444,396	17,209,396

* See Notes to Financial Statements in Form 10Q for the Quarter ended June 30, 2011 for  Net Loss per Common Share Calcuation

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net loss, as reported	$(327,000)	$(2,031,000)	$(2,381,000)	$(3,736,000)
Interest expense	280,000	409,000	864,000	1,056,000
Taxes	46,000	47,000	110,000	132,000
Depreciation	151,000	182,000	478,000	540,000
Amortization	155,000	162,000	489,000	487,000
EBITDA	305,000	(1,231,000)	(440,000)	(1,521,000)
Non-cash compensation expense	58,000	113,000	258,000	409,000
Forgivable loan write down	88,000	188,000	316,000	1,106,000
Change in fair value of derivative	-	-	1,603,000	-
EBITDA, as adjusted	$451,000	$(930,000)	$1,737,000	$(6,000)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.